UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

LOVARRA

(Exact name of registrant as specified in its charter)

NV	333-210544	35-2618297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079

New York, NY 10004

(Address of Principal Executive Offices)

(808) 829-1057

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

The information set forth below in Item 5.02 of this Current Report on Form 8-K regarding the issuance of restricted shares of common stock of Lovarra, a Nevada corporation (the “Company”), to Granger Whitelaw in connection with his appointment as a director on the board of directors (the “Board”) of the Company is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Directors

On March 15, 2022, Granger Whitelaw was appointed as an independent director to the Board. Mr. Whitelaw will hold this position until the Company’s next annual meeting of shareholders or until his successor is elected and qualified, subject to his earlier death, resignation or removal.

On March 15, 2022 in connection with Mr. Whitelaw’s appointment as a director, the Company granted him 15,000 shares of restricted shares of common stock of the Company, which shares shall vest on January 1, 2023. In addition, as compensation for his services on the Board, the Company will (i) pay Mr. Whitelaw a fee of $1,000 per quarter, per annum, payable on the first day of each calendar quarter, and (ii) commencing January 1, 2023, grant Mr. Whitelaw either 15,000 shares of restricted common stock or options to purchase 15,000 shares of common stock, at the discretion of the Board, on an annual basis. In the event that the Board elects to issue Mr. Whitelaw stock options, such stock options will have a term of three years and will have an exercise price equal to the fair market value of the Company’s common stock as of the date that such stock options are granted.

There is no arrangement or understanding between Mr. Whitelaw and any other person pursuant to which Mr. Whitelaw was selected as a director of the Board. Mr. Whitelaw is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 15, 2022, the Company amended Article 7 of its Amended and Restated Bylaws to increase the total number of directors to serve on the Board from two directors to seven directors (the “Bylaw Amendment”). The Bylaw Amendment was unanimously approved by the Company’s Board on March 15, 2022.

The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the full text of the First Amendment to the Amended and Restated Bylaws of the Company, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	First Amendment to the Amended and Restated Bylaws of Lovarra, dated March 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOVARRA

Date: March 21, 2022	By:	/s/ Matthew S. Brent
		Name:	Matthew S. Brent
		Title:	Chief Executive Officer

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